Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-51355) pertaining to the ZEP Manufacturing Company Profit Sharing 401(k) Retirement Plan of National Service Industries, Inc. of our report dated June 25, 2001, with respect to the financial statements of the ZEP Manufacturing Company Profit Sharing 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

/s/ Ernst & Young LLP
Atlanta, Georgia
June 25, 2001